EXECUTION COPY


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                              AMENDED AND RESTATED



                             NOTE PURCHASE AGREEMENT



                                     between



                               QUEST CHEROKEE, LLC



                                       and



                          CHEROKEE ENERGY PARTNERS LLC







                             Dated February 11, 2005





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


                                TABLE OF CONTENTS

Section                                                        Page
-------                                                        ----


1.    AUTHORIZATION OF NOTES......................................1

2.    SALE AND PURCHASE OF SUBORDINATED NOTES.....................1

3.    ISSUANCE OF SUBORDINATED NOTES..............................2
      3.1.   Initial Issuance.....................................2
      3.2.   Second Issuance......................................2
      3.3.   Third Issuance.......................................2
      3.4.   Fourth Issuance......................................2

4.    CONDITIONS TO FUNDING.......................................3
      4.1.   Representations and Warranties.......................3
      4.2.   Performance; No Defaults; No Change of Control.......3
      4.3.   Transactions.........................................3
      4.4.   Closing Date and Closing Deliverables................3
      4.5.   Proceedings and Documents............................4
      4.6.   Fees and Expenses....................................4

5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............5
      5.1.   Organization; Power and Authority....................5
      5.2.   Authorization, etc...................................5
      5.3.   Compliance with Laws, Other Instruments, etc.........5
      5.4.   Governmental Authorizations, etc.....................6

6.    REPRESENTATIONS OF THE PURCHASER............................6
      6.1.   Purchase for Investment..............................6
      6.2.   Source of Funds......................................6
      6.3.   Organization; Power and Authority....................7
      6.4.   Authorization, etc...................................7
      6.5.   Compliance with Laws, Other Instruments, etc.........8
      6.6.   Governmental Authorizations, etc.....................8
      6.7.   Accredited Investor..................................8

7.    INTEREST; PREPAYMENT OF THE NOTES...........................8
      7.1.   Interest.............................................8
      7.2.   Repayments and Prepayments...........................9
      7.3.   Maturity; Surrender, etc.............................9

8.    AFFIRMATIVE COVENANTS......................................10
      8.1.   Compliance with Law.................................10
      8.2.   Legal Existence, etc................................10
      8.3.   Use of Proceeds.....................................10


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9.    NEGATIVE COVENANTS.........................................10
      9.1.   Merger, Consolidation, etc..........................10

10.   REMEDIES ON DEFAULT, ETC...................................11
      10.1.  Acceleration........................................11
      10.2.  Other Remedies......................................11
      10.3.  Rescission..........................................11
      10.4.  No Waivers or Election of Remedies, Expenses, etc...12

11.   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES..............12
      11.1.  Registration of Notes...............................12
      11.2.  Transfer and Exchange of Notes......................12
      11.3.  Replacement of Notes................................13

12.   PAYMENTS ON NOTES..........................................13
      12.1.  Home Office Payment.................................13

13.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
      AGREEMENT..................................................14

14.   AMENDMENT AND WAIVER.......................................14
      14.1.  Requirements........................................14
      14.2.  Solicitation of Holders of Notes....................14
      14.3.  Binding Effect, etc.................................15
      14.4.  Notes held by Company, etc..........................15

15.   NOTICES....................................................15

16.   REPRODUCTION OF DOCUMENTS..................................16

17.   MISCELLANEOUS..............................................16
      17.1.  Successors and Assigns..............................16
      17.2.  Payments Due on Non-Business Days...................16
      17.3.  Severability........................................16
      17.4.  Construction........................................16
      17.5.  Counterparts........................................17
      17.6.  Governing Law.......................................17

Schedule A  -   Information Relating To Purchaser
Schedule B  -   Defined Terms
Exhibit 1   -   Form of 15% Subordinated Note
Exhibit 2   -   Form of Second Closing LLC Amendment
Exhibit 3   -   Form of Fourth Closing LLC Amendment


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


                              AMENDED AND RESTATED
                             NOTE PURCHASE AGREEMENT


        THIS AMENDED AND RESTATED NOTE PURCHASE AGREEMENT dated as of February 11, 2005 (this "Agreement") is between QUEST CHEROKEE, LLC, a Delaware limited liability company (the "Company") and CHEROKEE ENERGY PARTNERS LLC("you" or "Purchaser").

        The Company and Purchaser entered into that certain Note Purchase Agreement dated December 22, 2003 (such note purchase agreement, the "Original Note Purchase Agreement"), under the terms of which the Company issued and the Purchaser purchased $51,000,000.00 of the Company's 15% Subordinated Notes (as hereinafter defined).

        The Company and Purchaser desire to amend and restate the Original Note Purchase Agreement in its entirety to, inter alia, authorize, issue and sell up to an additional $15,000,000.00 of Subordinated Notes until February 11, 2006.

        NOW, THEREFORE,   in  consideration  of  the  foregoing  and  the mutual
covenants set forth herein, the Company and the Purchaser agree as follows:

1.    AUTHORIZATION OF NOTES.

        In accordance with the terms of the Original Note Purchase Agreement, the Company previously authorized the issuance and sale of and issued and sold to Purchaser $51,000,000.00 aggregate principal amount of its 15% Subordinated Notes (the "Subordinated Notes"), such term to include any notes issued under this Agreement or in substitution of any Subordinated Notes issued pursuant to
Section 12 of this Agreement. The Company now desires to issue up to an additional $15,000,000.00 of its Subordinated Notes. In addition to the $51,000,000.00 of its Subordinated Notes which were authorized in connection with the Original Note Purchase Agreement, the Company will authorize the issue and sale of another $15,000,000.00 aggregate principal amount of its Subordinated Notes. The Subordinated Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. In addition, on or before the Initial Closing, the Company authorized the issuance and delivery of PIK Notes (as hereinafter defined). The aggregate principal amount of the Subordinated Notes outstanding at any time may not exceed $66,000,000.00 plus the aggregate principal amount of PIK Notes.

2.    SALE AND PURCHASE OF SUBORDINATED NOTES.

        Subject to the terms and conditions of this Agreement, on the date of the Initial Closing, the Company issued and sold to you and you purchased
Subordinated Notes in the aggregate principal amount of $51,000,000.00 (the "First Issuance"). On February 11, 2005 or such other date as you and the Company shall agree (the "Second Closing"), the Company will issue and sell to you and you will purchase Subordinated Notes in the aggregate principal amount of $5,000,000.00 (the "Second Issuance"). On the date that all of the conditions to the Third Issuance have been satisfied, but in no event after March 15, 2005 (the "Third Closing"), the Company will issue and sell to you and you will purchase additional Subordinated Notes in the aggregate principal amount of $7,000,000 (the "Third Issuance"). On the date that all of the conditions to the Fourth Issuance have been satisfied (the "Fourth Closing"; each of the Initial Closing, the Second Closing, the Third Closing and the Fourth Closing are referred to as a "Closing"), the Company will issue and sell to you and you will purchase additional Subordinated Notes in the aggregate principal amount of $3,000,000.00 (the "Fourth Issuance").

3.    ISSUANCE OF SUBORDINATED NOTES.

3.1.  Initial Issuance.

        The sale and purchase of $51,000,000.00 of the Subordinated Notes purchased by you occurred at a closing (the "Initial Closing") on December 22, 2003.

3.2.  Second Issuance.

        Subject to the terms and conditions of this Agreement, at the Second Closing, the Company will issue and sell to you, and you shall purchase from the Company an additional Subordinated Note in the principal amount of $5,000,000.00, such Subordinated Note shall be dated the date of the Second Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number specified in writing to you.

3.3.  Third Issuance.

        On the date on which all of the conditions to the Third Issuance have been satisfied, but prior to March 15, 2005, the Company will issue and sell to you, and you shall purchase from the Company an additional Subordinated Note in the principal amount of $7,000,000.00, such Subordinated Note shall be dated the date of the Third Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number specified in writing to you.

3.4.  Fourth Issuance

        On the date on which all of the conditions to the Fourth Issuance have been satisfied, but prior to February 11, 2006, the Company will issue and sell to you, and you shall purchase from the Company an additional Subordinated Note in the principal amount of $3,000,000.00, such Subordinated Note shall be dated the date of the Fourth Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor


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


by wire transfer of immediately available funds for the account of the Company to account number specified in writing to you.

4.    CONDITIONS TO FUNDING.

        Your obligation to purchase and pay for the Subordinated Notes to be sold to you at a Closing is subject to the fulfillment to your satisfaction, prior to or at such Closing of the following conditions:

4.1.  Representations and Warranties.

        The representations and warranties of the Company in this Agreement shall be true and correct in all material respects at the time of each Closing.

4.2.  Performance; No Defaults; No Change of Control.

        The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing.

        After giving effect to the issue and sale of the Subordinated Notes to be issued in connection with such Closing, (i) no Default or Event of Default shall have occurred and be continuing under this Agreement, (ii) except with respect to the Second Closing, no Default or Event of Default (each as defined in the Senior Credit Facility) shall have occurred and be continuing and (iii) no Change of Control (as defined in the LLC Agreement) shall have occurred.

4.3.  Transactions.

        The Closing Transactions shall have been consummated or shall be consummated concurrently with the Initial Closing on terms and conditions reasonably acceptable to you.

4.4.  Closing Date and Closing Deliverables.

           (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of such Closing, certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled with respect to such Closing.

           (b) Secretary's Certificate. The Company shall have delivered to you a certificate, dated the date of such Closing, certifying as to the resolutions attached thereto and other limited liability company proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

           (c)   LLC Amendment.   In connection  with the Second  Closing,  the
Company shall have delivered to you a fully executed Amendment to Amended and Restated Limited Liability Company Agreement of Quest Cherokee LLC, in substantially the form set out in Exhibit 2 (the "Second Closing LLC Amendment") amending the Amended and Restated LLC Agreement as provided therein. In connection with the Fourth Closing, the Company shall have


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delivered to you a fully  executed  Amendment  to Amended and  Restated  Limited
Liability Company Agreement of Quest Cherokee LLC, in substantially the form set out in Exhibit 3 (the "Fourth Closing LLC Amendment" and together with the Second Closing LLC Amendment, the "LLC Amendments") amending the Amended and Restated LLC Agreement as provided therein.

           (d) Application for Funding. With respect to the Fourth Closing, the Company shall have delivered to you a written application for funding from the Chief Executive Officer or Chief Financial Officer of the Company, which shall specify: (i) the requested issue date for the Subordinated Notes (which date shall not be after February 11, 2006, or less than ten Business Days after the date of Purchaser's receipt of such application); (ii) the principal amount of such funding (which shall be $3,000,000.00); and (iii) a representation and warranty of the Company that the conditions to funding specified in Section 4 have been, as of the date of such notice, satisfied in full. The Company has no obligation to deliver the application for funding of the Fourth Issuance.

           (e) Consents and Waivers. With respect to the Third Closing, the Company shall have delivered to you a fully executed amendment and waiver to the Senior Credit Facility that (1) waives all existing Defaults and Events of Default under the Senior Loan Documents, (2) amends the definition of Subordinated Notes under the Senior Credit Facility to include the Subordinated Notes to be issued at the Second Closing and the Third Closing, (3) amends the Senior Credit Facility in a manner reasonably satisfactory to the Company and you, and (4) will become effective prior to or concurrent with the Third Closing. With respect to the Fourth Closing, the Company shall have delivered to you all consents and/or waivers required under the Senior Loan Documents in order for the Company to execute and deliver to you the Subordinated Note required to be delivered at the Fourth Closing and to cause the execution and delivery to you of the Fourth Closing LLC Amendment.

           (f)   Amendment to Subordinated  Notes.   With  respect to the Fourth
Closing, the Subordinated Notes shall be amended to increase the interest rate on the Subordinated Notes from 15% to 20%.

4.5.  Proceedings and Documents.

           All limited liability company and other proceedings in connection with the transactions contemplated by this Agreement (including, without limitation, the Transaction Documents and, as of the Second Closing, the Second Closing LLC Amendment and, as of the Fourth Closing, the Fourth Closing LLC Amendment) and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

4.6.  Fees and Expenses

           On the Initial Closing date, the Company paid to you a commitment fee in an amount equal to 2.0% of the Subordinated Notes issued and sold on the Initial Closing date and paid you the fees, charges and disbursements incurred by you in connection the Initial Closing,


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including  reasonable  fees  payable to your  special  counsel as reflected in a statement of such counsel rendered to the Company. On each of the Second Closing date, the Third Closing Date and the Fourth Closing date, the Company shall pay to you the fees, charges and disbursements incurred by you in connection with such Closing, including reasonable fees payable to your special counsel as reflected in a statement of such counsel rendered to the Company.

5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        The Company represents and warrants to you that:

5.1.  Organization; Power and Authority.

        The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business as a foreign limited liability company and is in good standing in each jurisdiction in which the character of its properties or the nature of its business make such qualification necessary, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect. The Company (or, with respect to each LLC Amendment, each of the Purchaser's counterparties thereto) has the power and authority to execute and deliver this Agreement, the Notes, the Transaction Documents, the Second Closing LLC Amendment (as of the Second Closing) and the Fourth Closing LLC Amendment (as of the Fourth Closing) and to perform the provisions hereof and thereof.

5.2.  Authorization, etc.

        This Agreement, the Notes, the Transaction Documents, the Second Closing LLC Amendment (as of the Second Closing), and the Fourth Closing LLC Amendment (as of the Fourth Closing) have been duly authorized by all necessary limited liability company action on the part of the Company (or, with respect to the LLC Amendments, by all necessary corporate or limited liability company, as applicable action on the part of each of the Purchaser's counterparties thereto), and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.  Compliance with Laws, Other Instruments, etc.

        The execution,delivery and performance by the Company (or, with respect to the LLC Amendments, each of the Purchaser's counterparties thereto) of this Agreement, the Notes, the Transaction Documents, the Second Closing LLC Amendment (as of the Second Closing) and the Fourth Closing LLC Amendment (as of the Fourth Closing) will not (i) contravene, result in any breach of, or constitute a default under any indenture, mortgage, deed of trust, loan, purchase or credit agreement (including, without limitation, the Senior Loan Documents), lease, limited liability company agreement, or any other agreement or instrument to which the Company is bound or by which the Company or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of


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


any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company, except in each case above, where such contravention, conflict, breach or violation could not reasonably be expected to result in a Material Adverse Effect; provided, however, that no representation or warranty is made with respect to the Senior Loan Documents in connection with the Second Closing.

5.4.  Governmental Authorizations, etc.

        Except for such consents, approvals, authorizations, registrations, filings or declarations previously obtained, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company (or, with respect to the LLC Amendments, each of the Purchaser's counterparties thereto) of this Agreement, the Notes, the Transaction Documents, the Second Closing LLC Amendment (as of the Second Closing) and the Fourth Closing LLC Amendment (as of the Fourth Closing).

6.    REPRESENTATIONS OF THE PURCHASER.

6.1.  Purchase for Investment.

        You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2.  Source of Funds.

        You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

           (a) if you re an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

           (b) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or


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


employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

           (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

           (d)   the Source is a governmental plan; or

           (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

           (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

6.3.  Organization; Power and Authority.

           The Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The Purchaser is duly qualified to transact business as a foreign limited liability company and is in good standing in each jurisdiction in which the character of its properties or the nature of its business make such qualification necessary, except where the failure to be so qualified could not reasonably be expected to result in a material adverse effect. The Purchaser has the power and authority to execute and deliver this Agreement and to perform the provisions hereof and thereof.

6.4.  Authorization, etc.

           This Agreement has been duly authorized by all necessary limited liability company action on the part of the Purchaser, and this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights


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


generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

6.5.  Compliance with Laws, Other Instruments, etc.

           The execution, delivery and performance by the Purchaser of this Agreement will not (i) contravene, result in any breach of, or constitute a default under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, limited liability company agreement, or any other agreement or instrument to which the Purchaser is bound or by which the Purchaser or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Purchaser or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Purchaser, except in each case above, where such contravention, conflict, breach or violation could not reasonably be expected to result in a material adverse effect.

6.6.  Governmental Authorizations, etc.

           No   consent,   approval   or  authorization   of,   or registration,
filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Purchaser of this Agreement.

6.7.  Accredited Investor.

           Purchaser   represents    that   it  is  an   "accredited   investor"
within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

7.    INTEREST; PREPAYMENT OF THE NOTES.

7.1.  Interest.

           (a) Interest accrued on each Note shall be payable, without duplication: (i) subject to Section 7.1(b), on each Interest Payment Date and
(ii) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Note.

           (b) All interest occurring under the Notes which becomes due and payable on an Interest Payment Date shall, to the extent (i) that a payment due under the Notes is precluded to be made to you in cash by the terms of the Senior Loan Documents or (ii) the Company does not having sufficient cash available on such Interest Payment Date to make such payment pursuant to Section
5.4 of the Amended and Restated LLC Agreement, be paid to you by the issuance of a note (a "PIK Note") in a principal amount equal to the amount of accrued interest due and payable to you on such Interest Payment Date. The PIK Notes shall be substantially in the form set out in Exhibit 1. The failure of the Company to issue you a PIK Note on any Interest Payment Date when due as provided in this Section 7.1(b) shall not alter or affect the obligation of the Company to pay the amount due on such Interest Payment Date under the terms of this Agreement and each Note, and such accrued and unpaid amount shall in all events be deemed to be an obligation to issue a PIK Note hereunder notwithstanding any action or non-action of the Company.

7.2.  Repayments and Prepayments.

           The Company shall repay in full the unpaid principal amount of the Notes upon the Final Maturity Date. The Company shall have the right to extend the Final Maturity Date until December 22, 2010, provided that the Company notifies the Purchaser in writing that it desires to extend the Final Maturity Date, such notice to be received by the holder of each Junior Note no later than sixty (60) days prior to the current Final Maturity Date. Prior thereto, the
Company:

           (a) may, from time to time on any Business Day, prepay, in whole or in part, the outstanding principal amount of any Notes; provided, however, that all such voluntary prepayments shall require at least three (3) but no more than five (5) Business Days prior written irrevocable notice to you, and (ii) if such prepayment is made as a result of an Early Liquidation Event, such prepayment shall include the Make Whole Amount;

           (b) shall, to the extent permitted under the Senior Loan Documents, on each Distribution Date, prepay the principal of the Notes in an amount equal to a percentage of the Company's Net Cash Flow determined pursuant to Section 5.4(a) of the Amended and Restated LLC Agreement;

           (c)   shall,  to   the  extent   permitted  under  the  Senior  Loan
Documents, upon the occurrence of an Early Liquidation Event, repay each and every Note and the Make Whole Amount;

           (d) from and after the date all the Term B Loans have been paid in full, shall, immediately upon any acceleration of the Final Maturity Date of the Notes pursuant to Section 10, repay each and every Note. Except as otherwise provided in this Section 7.2, each prepayment of the Notes made in accordance with this Section 7.2 shall be applied, to the extent of such payment, in the following order: (1) first, to the payment of accrued interest on the Notes; (2) second, to the payment of accrued interest on the outstanding PIK Notes in the inverse order of the dates of the issuance of the PIK Notes; (3) third, to the payment of principal on the Notes in the inverse order of the dates of the issuance of the Notes; (4) fourth, in the event of an Early Liquidation Event, to the payment of the Make Whole Amount, if any; and (5) fifth, to the payment of all other obligations owing to you under this Agreement. The parties hereto agree, that even if the outstanding principal amount of the Notes has been repaid in full, the Notes will continue to be outstanding until the earlier of
(i) December 22, 2006 and (ii) the date the Make Whole Amount has been paid in full. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid, is intended to provide compensation for the deprivation of such right under such circumstances.

7.3.  Maturity; Surrender, etc.

           In the case of each prepayment of Notes pursuant to this Section 7, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any, but only in the event of an Early Liquidation Event. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.    AFFIRMATIVE COVENANTS.

           The  Company  covenants   that   so   long  as  any  of the Notes are
outstanding:

8.1.  Compliance with Law.

           The Company will comply with all laws, ordinances or governmental rules or regulations to which it is subject and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.2.  Legal Existence, etc.

           The Company will at all times preserve and keep in full force and effect its limited liability company existence and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such limited liability company existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

8.3.  Use of Proceeds.

           The Company will use the proceeds of the Subordinated Notes issued at the Initial Closing in the manner permitted pursuant to the Bank One Credit Facilities. The Company will use the proceeds of the Subordinated Notes issued at the Second Closing only to pay for the purchase of property or the cost of installation, construction or improvement of property. The Company will use the net proceeds of the Subordinated Notes issued at the Third Closing and, if applicable, the Fourth Closing only in the manner approved by the Board of the Company.

9.    NEGATIVE COVENANTS.

           The   Company   covenants   that   so  long  as  any of the Notes are
outstanding:

9.1.  Merger, Consolidation, etc.

           The Company shall not consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless (a) the Company is the survivor, or (b) the surviving Person assumes all obligations of the Company under this Agreement.

10.   REMEDIES ON DEFAULT, ETC.

10.1. Acceleration.

            (a) If  an  Event of Default  described  in Section  5(a)(ii) of the
Subordinated   Note  has  occurred,   all  the  Notes  then  outstanding   shall
automatically become immediately due and payable.

            (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

            (c) If any Event of Default described in Section 5(a)(i) of the Subordinated Note has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

            Upon any Notes becoming due and payable under this Section 10.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

10.2. Other Remedies.

            If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 10.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

10.3. Rescission.

            At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 10.1, the holders of not less than 50% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 15, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 10.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

10.4. No Waivers or Election of Remedies, Expenses, etc.

            No course of  dealing  and no delay on the part of any holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 13, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 10, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

11.   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

11.1. Registration of Notes.

            The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

11.2. Transfer and Exchange of Notes.

            Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Any transfer of all or a portion of the Notes must be made simultaneously with, and in proportion to, a transfer of a Class A Membership Interests in the Company. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

11.3. Replacement of Notes.

            Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

            (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

            (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

12.   PAYMENTS ON NOTES.

12.1. Home Office Payment.

            So long as you or your nominee shall be the holder of any Note, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at the address specified in Schedule A. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 11.2. The Company will afford the benefits of this Section
12.1 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 12.1.

13.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

            All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

14.   AMENDMENT AND WAIVER.

14.1. Requirements.

            This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 5 or 6 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and
(b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 10 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount, if any, on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 10, or 14.

14.2. Solicitation of Holders of Notes.

            (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 14 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

            (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

14.3. Binding Effect, etc.

            Any amendment or waiver consented to as provided in this Section 14 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

14.4. Notes held by Company, etc.

            Solely for the  purpose of  determining  whether  the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

15.   NOTICES.

            All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

          (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

          (iii) if to the Company, to 9520 North May Ave., Suite 300, Oklahoma City, Oklahoma 73120, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 15 will be deemed given only when actually received.

16.   REPRODUCTION OF DOCUMENTS.

            This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Initial Closing (except the Notes themselves), and (c) certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 16 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

17.   MISCELLANEOUS.

17.1. Successors and Assigns.

            All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

17.2. Payments Due on Non-Business Days.

            Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

17.3. Severability.

            Any provision of this Agreement that is prohibited or  unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

17.4. Construction.

            Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

17.5. Counterparts.

            This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

17.6. Governing Law.

            This Agreement and the Notes shall be construed in accordance with, and this Agreement and the Notes and all matters arising out of or relating in any way whatsoever (whether in contract, tort or otherwise) to this Agreement and the Notes shall be governed by, the law of the State of New York.

                 [Remainder of Page Intentionally Left Blank]

                                  * * * * *

            If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                    Very truly yours,

                                    QUEST CHEROKEE, LLC


                                    By: /s/ Jerry D. Cash
                                       ---------------------------------------
                                    Name:  Jerry D. Cash
                                         -------------------------------------
                                    Title: Chief Executive Officer
                                          ------------------------------------


The foregoing is hereby agreed to as
of the date thereof.

CHEROKEE ENERGY PARTNERS LLC



By: /s/ Daniel R. Revers
   ---------------------------------
Name:  Daniel R. Revers
     -------------------------------
Title:  President
      ------------------------------

                                                                      SCHEDULE A
                                                                      ----------

                       INFORMATION RELATING TO PURCHASERS

                                                         Principal Amount of
            Name and Address of Purchaser               Notes to be Purchased
            -----------------------------               ---------------------
CHEROKEE ENERGY PARTNERS LLC                                    Up to
                                                           $66,000,000.00

(1) All payments by wire transfer of immediately available funds to:

     For ArcLight Energy Partners Fund I, L.P.
     Bank:   Boston Private Bank & Trust Company
     Boston, MA
     ABA:    011-002-343
     Account  Name:   ArcLight Energy Partners
     Fund I, L.P.
     Account Number: 3095030

     with sufficient information to identify the source and application of such funds.

(2)  All notices of payments and written confirmations of such wire transfers:

     200 Clarendon Street, 55th Fl.
     Boston, MA 02117
     Attn:  General Counsel
     (617) 867-4698 (Fax)
     (617) 531-6316 (Ph)

(3) All other communications:

     200 Clarendon Street, 55th Fl.
     Boston, MA 02117
     Attn:  General Counsel
     (617) 867-4698 (Fax)
     (617) 531-6316 (Ph)




                              Schedule A - Page 1

                                                                    SCHEDULE B
                                                                    ----------

                                  DEFINED TERMS
                                  -------------

            As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

            "Affiliate" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company. For purposes of this Agreement the Purchaser shall not be deemed an Affiliate of the Company.

            "Amended and Restated LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of the Company attached as Exhibit A to the Membership Interest Purchase Agreement, as the same may be amended from time to time.

            "Bank  One   Credit   Facilities"   means   collectively,   (i)  the
$200,000,000.00 Credit Agreement dated December 22, 2003, among the Company, the lenders party thereto, and Bank One, NA, as administrative agent and collateral agent and (ii) the $35,000,000.00 Credit Agreement dated December 22, 2003, among the Company, the lenders party thereto, and Bank One, NA, as administrative agent and collateral agent.

            "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

            "Closing" is defined in Section 2.

            "Closing Transactions" means the closing of each of the transactions described as "Closing Transactions" in the Senior Loan Documents (other than the Initial Closing under this Agreement) and the execution and delivery to Purchaser of (i) the Guaranty by Quest, in favor of Purchaser, of the obligations of the Quest Subsidiaries under the Membership Interest Purchase Agreement, (ii) the Pledge Agreement pledging to Purchaser, all of the Quest Subsidiaries' Class B Membership Interests in the Company to secure the obligations of the Quest Subsidiaries under the Membership Interest Purchase Agreement; and (iii) the Non-Competition and Non-Disclosure Agreement among the Company, the Purchaser, Quest and the Quest Subsidiaries.

            "Company" means Quest Cherokee, LLC, a Delaware limited liability company.

            "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

            "Distribution Date" is defined in the Amended and Restated LLC Agreement.


                              Schedule B - Page 1

            "Early Liquidation Event" is defined in the Amended and Restated LLC Agreement.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

            "Event of Default" is defined in Section 5 of the Subordinated Note.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Final  Maturity  Date"  means the later of (i) October 22, 2010 and
(ii) the final maturity date for the Term B Loans permitted under the Senior Credit Facility, or such later date as extended by the Company pursuant to
Section 7.2.

            "First Issuance" is defined in Section 2.

            "Fourth Closing" is defined in Section 2.

            "Fourth Issuance" is defined in Section 2.

            "Fourth Closing LLC Amendment" is defined in Section 4.4(c).

            "Governmental Authority" means

            (a) the government of

                (i) the United States of America or any State or other political subdivision thereof, or

                (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

            (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

            "holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 11.1.

            "Initial Closing" is defined in Section 3.1.

            "Institutional Investor" means (a) any original purchaser of a Note and (b) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form that has a net worth of at least $100,000,000.


                              Schedule B - Page 2

            "Interest Payment Date" means the last day of each January, April, July and October of each year, commencing January 31, 2004.

            "JW" means J-W Gas Gathering, LLC, a Kansas limited liability company.

            "LLC Amendment" is defined in Section 4.4(c).

            "Make Whole Amount" means an amount equal to the Make Whole Payment (as defined in the Amended and Restated LLC Agreement).

            "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

            "Membership Interest Purchase Agreement" shall mean the Membership Interest Purchase Agreement dated as of December 22, 2003, by and among you, QOG, QES, STPC, PGPC, PSI, and JW.

            "Net  Cash  Flow"  is  defined  in  the  Amended  and  Restated  LLC
Agreement.

            "Notes" mean the Subordinated Notes and the PIK Notes.

            "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

            "Person"  means an  individual,  partnership,  corporation,  limited
liability  company,  association,   trust,  unincorporated  organization,  or  a
government or agency or political subdivision thereof.

            "PGPC" means Ponderosa Gas Pipeline Company, Inc., a Kansas corporation.

            "PIK Notes" is defined in Section 7.1(b).

            "PSI" means Producers Service, Incorporated, a Kansas corporation.

            "Purchaser" is defined in Section 1.

            "QES" means Quest Energy Service, Inc., a Kansas corporation.

            "QOG" means Quest Oil & Gas Corporation, a Kansas corporation.

            "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

            "Quest" means Quest Resource Corporation, a Nevada corporation.

            "Quest Subsidiaries" means QES, PSI, PGPC, QOG, JW and STPC.


                              Schedule B - Page 3

            "Required Holders" means, at any time, the holders of at least 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

            "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

            "Second Closing" is defined in Section 2.

            "Second Closing LLC Amendment" is defined in Section 4.4(c).

            "Second Issuance" is defined in Section 2.

            "Securities Act" means the Securities Act of 1933, as amended from time to time.

            "Senior Credit Facility" means that certain Credit Agreement dated as of July 22, 2004, by and among the Company, as Borrower, other guarantors party thereto, as Guarantors, the lenders from time to time a party thereto, UBS Securities LLC, as Arranger, Bookmanager, Documentation Agent and Syndication Agent, UBS AG, Stamford Branch Agent, as Issuing Bank, LC Facility Issuing Bank, Administrative Agent and Collateral Agent, and UBS Loan Finance LLC, as Swingline Lender, as amended, modified or supplemented from time to time and any replacement, successor or new credit agreement entered into in connection with the refinancing thereof.

            "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.
            "Senior Loan Documents" means the Loan Documents as defined in the Senior Credit Facility.

            "STPC" means STP Cherokee, Inc., an Oklahoma corporation.

            "Subordinated Notes" is defined in Section 1.

            "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

            "Term B Loan" means a Term B Loan as defined in the Senior Credit Facility.


                              Schedule B - Page 4

            "Third Closing" is defined in Section 2.

            "Third Issuance" is defined in Section 2.

            "Transaction Documents" means each of the agreements and instruments executed by the Company in connection with the Closing Transactions.

                              Schedule B - Page 5

                                                                       EXHIBIT 1
                                                                       ---------

                          FORM OF 15% SUBORDINATED NOTE

          THE SECURITY REPRESENTED HEREBY WAS ORIGINALLY ISSUED AS OF [____________], 200[__], HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITY REPRESENTED HEREBY IS ALSO SUBJECT TO THE CONDITIONS SPECIFIED IN THE AMENDED AND RESTATED NOTE PURCHASE AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDER HEREOF AND CERTAIN INVESTORS, DATED AS OF FEBRUARY 11, 2005 AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF THIS SECURITY UNTIL THE CONDITIONS THEREIN HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH NOTE PURCHASE AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.

          THIS INSTRUMENT AND THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF THE SUPERIOR DEBT (AS DEFINED HEREINAFTER).

                               JUNIOR SUBORDINATED
                                 PROMISSORY NOTE
                                 ---------------

[______________], 200[__]                                         $[___],000,000

     Quest Cherokee, LLC, a Delaware limited liability company (the "Company"), hereby promises to pay to the order of Cherokee Energy Partners LLC, a Delaware limited liability company, the principal amount of $[___],000,000 together with interest thereon calculated from the date hereof (the "Date of Issuance") in accordance with the provisions of this Junior Subordinated Promissory Note (the "Note").

     This Note was issued pursuant to an Amended and Restated Note Purchase Agreement, dated as of February 11, 2005 (such agreement to which the initial holder is a party, as amended and modified from time to time, the "Purchase Agreement"), by and among the Company and the initial holder of this Note. For purposes of this Note, "Junior Notes" means this Note, the note issued pursuant to the Purchase Agreement on December 22, 2003 and all other notes issued on the date hereof or at any time hereafter in substantially the same form whether issued pursuant to the Purchase Agreement or otherwise (including any PIK Notes (as defined in Section 6 hereof)). The Purchase Agreement contains terms governing the rights of the holder of this Note, and all provisions of the Purchase Agreement are hereby incorporated herein by reference.

     1. Payment of Interest. Interest shall accrue at the rate of fifteen percent (15%) per annum on the unpaid principal amount of this Note from time to time outstanding. Interest shall be computed on the basis of a 365 or 366-day year (as applicable) and the actual number of days

                               Exhibit 1 - Page 1
elapsed, and shall be payable on each Interest Payment Date (as defined in the Purchase Agreement); provided that, except to the extent same is permitted to be paid in cash under the Senior Credit Agreement (as defined in Section 6 hereof) on each Interest Payment Date, the Company shall pay interest in kind by either
(i) issuing a PIK Note to the holder hereof in principal amount equal to the amount of the interest due on such Interest Payment Date or (ii) deferring the interest due on such Interest Payment Date and all interest so deferred pursuant to this clause (ii) shall be added to and become a part of the principal of this Note as of the Interest Payment Date upon which it was deferred, and shall thereafter earn interest as provided herein. Except as provided in the last sentence of this Section 1, in all events an amount of accrued and unpaid interest (including any interest represented by a PIK Note or otherwise previously added to principal) shall be paid by the Company in cash, on each Interest Payment Date occurring after December 22, 2008, equal to the least amount of such accrued and unpaid interest such that the Note shall not have at any time "significant original issue discount" within the meaning of section 163(i)(2) of the Internal Revenue Code of 1986. Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which the final principal payment on this Note is made. Except for interest paid by the issuance of a PIK Note or deferred and paid-in-kind in accordance with the terms hereof, interest shall be paid only if such payment is permitted by the terms of the Senior Credit Agreement and only to the extent therefor pursuant to Section 5.4 of the Company's Amended and Restated Limited Liability Company Agreement.

     2.  Payment of Principal on Note.

         (a) Maturity. The Company shall pay the principal amount outstanding under this Note (including interest deferred and added to the principal amount of this Note as provided in Section 1 above) together with all accrued and unpaid interest on such principal amount, to the holder of this Note on the Final Maturity Date (as defined in the Purchase Agreement as in effect on the date hereof).

         (b)  Prepayments.

              (i) Upon notice given as provided in subsection (ii) below, the Company may at any time and from time to time prepay all or any proportion of the outstanding principal amount of the Note, plus accrued interest on the outstanding principal amount of the Note through the date of prepayment; provided that (A) such prepayment -------- is permitted by the terms of the Senior Credit Agreement and
         (B) such prepayment shall be made pro rata among the holders of the Junior Notes on the basis of the outstanding principal amount of the Junior Note held by each holder.

              (ii) The Company shall send written notice of its election to make a prepayment on the Junior Notes to the holder of this Note by registered or certified mail, return receipt requested, at least three
         (3) Business Days prior to the date of prepayment. Such notice shall specify the date fixed for prepayment, the aggregate principal amount outstanding, the aggregate amount of interest accrued on the outstanding principal amount of this Note through the date of prepayment specified in the Company's notice.

                               Exhibit 1 - Page 2

         (c) Time of Payment. If any payment of principal, interest or premium shall become due on a day which is not a Business Day (as defined below), such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment. The term "Business Day" as used herein means any day other than Saturday or Sunday or public holiday under the laws of the State of New York or other day on which banking institutions are authorized or obligated to close in the City of New York in the State of New York.

         (d) Form of Payment. Unless otherwise indicated herein, any payment to be made hereunder shall be made at the direction of the holder hereof by cashier's or certified check to or upon the order of the holder or by wire transfer of immediately available funds to an account designated by the holder.

     3.  Subordination: Restrictions on Payment.

         Anything in this Note or the Purchase Agreement to the contrary notwithstanding, the obligations of the Company in respect of the principal, interest, fees and charges on this Note shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Superior Debt. By its acceptance hereof, the payee and each other present and future holder of this Note and beneficial owner of any interest in this Note or any other Subordinated Debt (collectively, including the payee, the "holders" of Subordinated Debt) irrevocably agree, for the directly intended and enforceable benefit of each present and future holder of Superior Debt, that the Subordinated Debt is hereby subordinated to the Superior Debt on the following terms:

         (a) In the event that the Company makes a general assignment for the benefit of creditors; or an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent; or any order for relief with respect to the Company is entered under the Federal Bankruptcy Code; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or of any substantial part of the assets of the Company, or commences any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company (collectively referred to as an "Insolvency Event"), or upon any acceleration of Superior Debt, then:

              (i) the holders of Superior Debt shall be entitled to receive payment in full in cash of all principal, premium, interest, fees, charges and other amounts then due on all Superior Debt (including interest, fees, charges and other amounts accruing thereon after the commencement of any such Insolvency Event at the rate provided in the documentation for such Superior Debt (irrespective of whether such interest, fees, charges or other amounts are allowed as a claim in such proceedings)) before the holder of this Note is entitled to receive any payment of any kind or character on account of principal, interest or other amounts due (or past due) upon this Note, and the holders of Superior Debt shall be entitled to receive for application in payment thereof all payments and distributions of any kind or character, whether in cash, property or securities or by

                               Exhibit 1 - Page 3
         set-off or otherwise, which may be payable or deliverable in any such proceedings in respect of this Note; and

              (ii) any payment or distribution of assets of the Company, of any kind or character, whether in cash, property or securities, to which the holder of this Note would be entitled except for the provisions of this Section 3(a) shall be paid or delivered by the Company (or any receiver or trustee in such proceedings) directly to the Senior Agent for the benefit of the holders of Superior Debt for application of such payment or distribution among the holders of the Superior Debt according to the priorities of such debt, until all Superior Debt (including interest, fees, charges and other amounts accrued thereon after the date of commencement of such proceedings at the rate provided in the documentation for such Superior Debt (irrespective of whether such interest, fees, charges or other amounts are allowed as a claim in such proceedings)) shall have been paid in full in cash.

         (b) In any proceedings with respect to any Insolvency Event, or the application of the assets of the Company to the payment or liquidation thereof, or upon the dissolution or other winding up of the business of the Company or upon the sale of all or substantially all of the assets of the Company, then, and in any such event, (A) each holder of the Superior Debt shall be entitled to receive full and indefeasible payment and satisfaction in cash of the Superior Debt prior to the payment of all or any part of the Subordinated Debt by the Company, other than a distribution of Reorganization Subordinated Securities if the Senior Agent and the holder of this Note shall have entered into such amendments to this Note as the Senior Agent may reasonably request to reflect the continued subordination of the Reorganization Subordinated Securities to the Superior Debt, and (B) any payment or distribution of any kind or character from the Company of its assets, whether in cash, securities or other property, which shall be payable or deliverable upon or with respect to any or all of the Subordinated Debt, other than a distribution of Reorganization Subordinated Securities if the Senior Agent and the holder of this Note shall have entered into such amendments to this Note as the Senior Agent may reasonably request to reflect the continued subordination of the Reorganization Subordinated Securities to the Superior Debt, shall be paid or delivered directly to the Senior Agent for the benefit of the holders of the Superior Debt for application to the Superior Debt in accordance with the priorities thereof, due or not due, until such Superior Debt shall have first been fully and indefeasibly paid in cash and satisfied and all financing arrangements terminated. The holder of this
Note irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and distributions, and the holder of this Note also irrevocably authorizes, empowers and directs the Senior Agent to demand, sue for, collect and receive every such payment or distribution for the benefit of the Senior Lenders. Any amounts collected or received by the Senior Agent pursuant to the authority granted hereby, shall be paid or delivered directly to holders of the Superior Debt for application to the Superior Debt in accordance with the priorities thereof, due or not due, until such Superior Debt shall have first been fully and indefeasibly paid in cash and satisfied and all financing arrangements terminated. The holder of this Note agrees to execute and deliver to the Senior Agent or its representative all such further instruments confirming the authorization referred to in the foregoing clause and agrees not to initiate or prosecute or encourage any other person to initiate or prosecute any

                               Exhibit 1 - Page 4
claim, action or other proceeding challenging the enforceability of the Superior Debt or any liens and security interests securing the Superior Debt. The holder of this Note agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt requested by the Senior Agent in connection with any such proceeding and hereby irrevocably authorizes, empowers and appoints the Senior Agent its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of the holder of this Note promptly to do so (and, in any event, prior to 30 days before the expiration of the time to file any such proof) and (ii) vote such claim in any such proceeding upon the failure of the holder of this Note to do so prior to 15 days before the expiration of the time to vote any such claim; provided that the Senior Agent shall not have any obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that the Senior Agent votes any claim in accordance with the authority granted hereby, no holder shall be entitled to change or withdraw such vote. The Superior Debt shall continue to be treated as Superior Debt and the provisions of this Note shall continue to cover the relative rights and priorities of the Senior Lenders, on the one hand, and the holder of this Note, on the other hand, even if all or part of the Superior Debt or the security interests securing the Superior Debt are subordinated, set aside, avoided or disallowed in connection with any such proceeding and this Note shall be reinstated if at any time any payment of any of the Superior Debt is rescinded or must otherwise be returned by any holder of Superior Debt or any representative of such holder.

         (c) Except for payments of interest in kind, and the issuance of Reorganization Subordinated Securities expressly permitted herein, no holder of the Subordinated Debt will, except as otherwise agreed to by the Senior Agent and the Required Lenders (as defined in Section 6 hereof) or to the extent permitted under the Senior Credit Agreement, ask, demand, sue for, take or receive from the Company, by set off or in any other manner, the whole or any part of the Subordinated Debt (whether such amounts represent principal or interest, or obligations which are due or not due, including costs, fees and expenses with respect to the Junior Notes, direct or indirect, absolute or contingent), including, without limitation, the taking of any negotiable
instruments   evidencing  such  Subordinated  Debt  nor  any  security  for  any
Subordinated Debt, unless and until all Superior Debt, whether now existing or hereafter arising directly between the Company and any holder of the Superior Debt, or acquired outright, conditionally or as collateral security from another by any holder the Superior Debt, shall have been fully and indefeasibly paid in full in cash and satisfied and all financing arrangements and commitments between the Company and all holders of the Superior Debt have been terminated.

          (d) Any amendment or modification of the terms of Section 3 of this Note shall not be effective against any Person who was a holder of Superior Debt prior to or at the time of such amendment or modification unless such holder of Superior Debt so consents in writing.

          (e) The holders of Superior Debt may, at any time, in their discretion, renew, amend, extend, increase, restate, refinance or otherwise modify the terms and provisions of the Superior Debt so held or exercise or release any of their rights under the Superior Debt including, without limitation, the waiver of defaults thereunder and the amendment of any of the terms or provisions thereof (or any notice evidencing or creating the same), or the release of collateral securing the Superior Debt, all without notice to or assent from the holder of this Note.

                               Exhibit 1 - Page 5

No compromise, alteration, amendment, renewal, restatement, refinancing or other change of, or waiver, consent or other action in respect of any liability or obligation under or in respect of, any terms, covenants or conditions of the Superior Debt (or any instrument evidencing or creating the same), whether or not such release is in accordance with the provisions of the Superior Debt (or any instrument evidencing or creating the same), shall in any way alter or affect the enforceability of the subordination provisions of this Note against the holder hereof.

         (f) If, notwithstanding the provisions of Section 3 of this Note, any payment or distribution of any kind or character (whether in cash, securities or other property) or any security shall be received by the holder of this Note in contravention of this Section 3 and before all the Superior Debt shall have been paid in full in cash, such payment, distribution or security shall be held in trust for the benefit of, and shall be immediately paid over or delivered or transferred to the Senior Agent for the benefit of the holders of Superior Debt or their duly appointed agents for application of such payment, distribution or security among the holders of each class of Superior Debt according to the priorities of such Superior Debt. Any such payments received by the holder of this Note and delivered to the Senior Agent for the benefit of the holders of the Superior Debt shall be deemed not to be a payment on this Note for any reason whatsoever and the indebtedness under this Note shall remain as if such erroneous payment had never been paid by the Company or received by the holder of this Note. In the event of the failure of any holder of this Note to endorse or assign any such payment, distribution or security, the Senior Agent is hereby irrevocably authorized to endorse or assign the same.

         (g) No present or future holder of Superior Debt shall be prejudiced in its right to enforce the provisions of Section 3 of this Note by any act or failure to act on the part of the Company or such holder or any other holder of Superior Debt.

         (h) The holder of this Note shall not take or continue any action, or exercise or continue to exercise any rights, remedies or powers under the terms of this Note, or exercise or continue to exercise any other right or remedy at law or equity that such holder might otherwise possess, to collect any amount due and payable in respect of this Note, including, without limitation, the acceleration of this Note, the commencement of any foreclosure on any Lien, the filing of any petition in bankruptcy or the taking advantage of any other insolvency law of any jurisdiction.

         (i) Subject to the indefeasible payment in full in cash of all Superior Debt and the termination of all lending commitments under the Senior Credit Agreement, the holder of this Note shall be subrogated to the rights of the Senior Agent and Senior Lenders to receive payments and distributions with respect to the Superior Debt until this Note is paid in full. The holder of this Note agrees that in the event that all or any part of a payment made with respect to the Superior Debt is recovered from the holders of the Superior Debt in a proceeding with respect to an Insolvency Event or otherwise, any payment or distribution received by the holder of this Note with respect to this Note at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Note or otherwise, shall be deemed to have been received by the holder of this Note in trust as property of the holders of the Superior Debt and the holder of this Note shall forthwith deliver the same to the Senior Agent for the benefit of the Senior Lenders for application to the Superior Debt until the Superior Debt is paid in full. A payment or distribution made pursuant to this Section 3(i) to the

                               Exhibit 1 - Page 6

Senior Agent or any Senior Lender which otherwise would have been paid to or retained by the holder of this Note is not, as between the Company and the holder of this Note, a payment by the Company to or on account of the Superior Debt.

         (j) The provisions of this Section 3 are solely for the purpose of defining the relative rights of the holders of Superior Debt, on the one hand, and the holder of this Note on the other, against the Company and its assets, and nothing herein is intended to or shall impair, as between the Company and the holder of this Note, the obligations of this Company which are absolute and unconditional, to pay to the holder of this Note the principal and interest on this Note as and when they become due and payable in accordance with their terms, or is intended to or will affect the relative rights of the holder of this Note and creditors of the Company other than the holders of the Superior Debt, nor, except as provided in this Section 3, will anything herein or therein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under this Note subject to the rights, if any, under this Section 3 of the holders of Superior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy and subject to this Section 3.

          (k) Each holder of the Subordinated Debt has purchased or acquired the Subordinated Debt held by it with the express understanding that:

              (i) the Subordinated Debt constitutes the liability solely of the Company;

              (ii) no member of the Company has guaranteed or is otherwise liable for any Subordinated Debt;

              (iii) the Subordinated Debt is not secured by any mortgage, lien, pledge, charge, financing statement, security interest, hypothecation or other security device of any type (a "Lien"), nor is such Subordinated Debt supported directly or indirectly by any direct or indirect guaranty of any Person; and

              (iv) such holder of Subordinated Debt will never ask, demand, accept, receive or retain any guarantee of any Subordinated Debt, or any collateral security for the payment of any Subordinated Debt, or any other form of payment assurance as to any Subordinated Debt, from any member or Subsidiary of the Company, and will not initiate or prosecute, or encourage any other Person to initiate or prosecute any claim or other proceeding.

         (l) Except for the payment of interest in kind in accordance with the terms of this Note, if by the terms of this Note any payment becomes due and payable on account of the principal of or interest on this Note at any time and payment hereon is not permitted under the Senior Credit Agreement, then the holder of this Note hereby agrees that, notwithstanding the terms of this Note, the date on which such payment would otherwise be due shall automatically be deferred, extended and postponed until the date (the "Extension Date") such payment is permitted pursuant to the terms of said Senior Credit Agreement, as fully as if by the terms of this Note such payment was not due until the Extension Date. The Company shall not be in any respect in default under this Note by reason of any such deferral, extension and postponement to

                               Exhibit 1 - Page 7
the Extension Date, and such deferral, extension and postponement shall not otherwise subject the Company to any claim of default or any enforcement remedy. The holder of this Note, in its capacity as a creditor, and by its acceptance of this Note, covenants and agrees that it will not, and will not encourage any other individual or entity to, at any time, contest the validity, perfection, priority or enforceability of any Superior Debt and the promissory notes issued pursuant thereto or any guarantees thereof or any of the other Superior Loan Documents (as defined in Section 6 hereof) (or the liens and security interests granted to the Collateral Agent (as defined in Section 6 hereof) pursuant thereto.

         (m) Any and all payments and distributions on account of this Note that are received by the Senior Agent or any Senior Lender as a result of this
Section 3 shall be distributed to the holders of the Superior Debt according to the priorities of such Superior Debt.

     4. Transfer of Note. This Note may be transferred subject to the restrictions set forth in the Purchase Agreement. Upon any such transfer, the holder shall send written notice to the Company specifying the new holder's name and address. The term "Note" as used herein includes this Note and any notes or other evidences of indebtedness issued in exchange for or in respect of this Note or any portion hereof.

     5.   Events of Default.

          (a) Definition. For purposes of this Note, an Event of Default shall be deemed to have occurred if:

              (i) the Company fails to pay (A) when due, the full amount of any principal payment on any Junior Note or (B) within five days of the date when due, the full amount of any interest then accrued on any Junior Note; or

              (ii) the Company or any subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the company or any Subsidiary is entered under the Federal Bankruptcy Code; or the Company or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any Subsidiary) relating to the Company or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company or any Subsidiary and either (A) the Company or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 60 days.

                               Exhibit 1 - Page 8

          (b)  Consequences  of Events of Default.  Subject to the provisions of
Section 3 hereof, if an Event of Default has occurred and is continuing, the holder or holders of the Junior Notes representing a majority of the aggregate principal amount of the Junior Notes then outstanding may declare all or any portion of the outstanding principal amount of the Junior Notes due and payable and demand immediate payment of all or any portion of the outstanding principal amount of the Junior Notes owned by such holder or holders. The Company shall give prompt written notice of any such demand to the other holders of the Junior Notes, each of which may demand immediate payment of all or any portion of such holder's Note.

     6. Definitions. For purposes of this Note, the following capitalized terms have the following meaning.

         "Collateral Agent" has the meaning assigned to such term in the Superior Loan Documents.

         "paid in full", "paid in full in cash", "payment in full" or similar phrases mean with respect to the Superior Debt, the final and indefeasible payment in full in cash of such Superior Debt and the termination of all commitments of the Senior Lenders (as applicable) pursuant to the Senior Credit Agreement.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "PIK Note" means a junior subordinated promissory note of the Company that is substantially identical to this Note except for the stated principal amount thereof.

         "Refinancing Lender" means any Person which provides refinancing to the Company of all or a portion of the Superior Debt outstanding prior to such refinancing.

         "Reorganization Subordinated Securities" means (a) any equity securities issued in substitution of all or any portion of the Subordinated Debt that are subordinated in right of payment to the Superior Debt (or any notes or other securities issued in substitution of all or any portion of the Superior
Debt), and (b) any notes or other debt securities issued in substitution of all or any portion of the Subordinated Debt that are subordinated to the Superior Debt (or any notes or other securities issued in substitution of all or any portion of the Superior Debt) to the same extent that the Subordinated Debt is subordinated to the Superior Debt pursuant to the terms of this Note.

         "Required Lenders" means the Required Lenders as defined in the Senior Credit Agreement.

         "Senior Agent" means UBS AG, Stamford Branch, as Administrative Agent under the Senior Credit Agreement, in its capacity as contractual representative of the Senior Lenders pursuant to the Senior Credit Agreement and not in its individual capacity as a Senior Lender, and any successor Administrative Agent appointed pursuant to the Senior Credit Agreement (including any Refinancing Lender or successor or replacement administrative agent under any

                               Exhibit 1 - Page 9
successor  or  new  credit  agreement   entered  into  in  connection  with  the
refinancing,  replacement  or  substitution  in whole or in part of the Superior
Debt).

         "Senior Credit Agreement" means that certain Credit Agreement dated as of July 22, 2004, by and among the Company, as Borrower, other guarantors party thereto, as Guarantors, the lenders from time to time a party thereto, UBS Securities LLC, as Arranger, Bookmanager, Documentation Agent and Syndication Agent, the Senior Agent, as Issuing Bank ,LC Facility Issuing Bank, Administrative Agent and Collateral Agent, and UBS Loan Finance LLC, as Swingline Lender, as amended, modified or supplemented from time to time and any replacement, successor or new credit agreement entered into in connection with the refinancing thereof.

         "Senior  Lenders"  means  Lenders  as  defined  in  the  Senior  Credit
Agreement.

         "Subordinated Debt" means (i) indebtedness under the Junior Notes, including, without limitation, principal, premium, interest and other liabilities payable from time to time and similar obligations, premiums, penalties, fees, indemnities or expenses, and regardless of whether direct or indirect, now existing or hereafter arising, absolute or contingent, secured or unsecured, or long or short term, (ii) obligations arising under guarantees executed by the Company or any of its Subsidiaries of items described in (i) above, and (iii) renewals, extensions, refundings, refinancings, deferrals, restructurings, amendments and modifications of the items described in (i) and/or (ii) above.

         "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

         "Superior Debt" means (i) the Obligations (as defined in the Senior Credit Agreement) and the promissory notes issued pursuant thereto, including, without limitation, principal, premium, interest and other liabilities payable from time to time and similar obligations, interest accruing before and after any event of insolvency at the rate provided in the documentation with respect thereto (irrespective of whether such principal, premium, interest or other liabilities are allowed as a claim in any such proceeding), premiums, penalties, fees, indemnities or expenses, and regardless of whether direct or indirect, now existing or hereafter arising, absolute or contingent, secured or unsecured, or long or short term, (ii) obligations arising under guarantees executed by the Company or any of its members or Subsidiaries of items described in (i) above,

                              Exhibit 1 - Page 10
and   (iii)   renewals,   extensions,   refundings,   refinancings,   deferrals,
restructurings, amendments and modifications of the items described in (i) and/or (ii) above.

         "Superior Loan Documents" means the "Loan Documents" as defined in the Senior Credit Agreement.

     7. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of the Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of the Junior Notes then outstanding and the Senior Agent and the Required Lenders with respect to any Superior Debt then outstanding.

     8. Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

     9. Remedies Cumulative.  No remedy herein conferred upon the holder of this
Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     10. Remedies not Waived. No course of dealing between the Company and the holder of this Note or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any right of the holder of this Note.

     11. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

     12. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

     13. Heading. The headings of the sections and subsections of this Note are inserted for convenience only and do not constitute a part of this Note.

     14. Third Party Beneficiary. The Company and the holder of this Note acknowledge and agree that the Senior Agent and the Senior Lenders and each of their successors and assigns are third party beneficiaries of the provisions of
Section 3 of this Note, and the provisions of Section 3 of this Note shall inure to the benefit of and be enforceable by the Senior Agent and the Senior Lenders and their respective successors and assigns.

     15. Acceptance and Acknowledgment. By accepting this Note and advancing the proceeds of the Subordinated Debt evidenced by this Note, the holder hereof hereby agrees to, acknowledges and accepts, each of the terms and provisions of this Note.

                  [Remainder Of Page Intentionally Left Blank]


                              Exhibit 1 - Page 11

     IN WITNESS WHEREOF, the Company has executed and delivered this Note on the Date of Issuance.

                               QUEST CHEROKEE, LLC


                               By:
                                  ---------------------------------
                               Name:
                                    -------------------------------
                               Title:
                                     ------------------------------




                              Exhibit 1 - Page 12

                                                                       EXHIBIT 2
                                                                       ---------

                      FORM OF SECOND CLOSING LLC AMENDMENT

                                    AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                               QUEST CHEROKEE, LLC


     This Amendment to the Amended and Restated Limited Liability Company Agreement of Quest Cherokee, LLC (this "Amendment"), dated as of February 11, 2005 (the "Effective Date"), is by and among the Members of Quest Cherokee, LLC, a Delaware limited liability company (the "Company").

     WHEREAS, reference is herein made to that certain Amended and Restated Limited Liability Company Agreement of Quest Cherokee, LLC, dated as of December 22, 2003 (as amended prior to the Effective Date, the "LLC Agreement"), by and among the Members of the Company; and

     WHEREAS, all capitalized terms used but not otherwise defined herein shall have the meanings attributed to them in the LLC Agreement; and

     WHEREAS, the Members wish to amend the LLC Agreement as set forth in this Amendment; and

     WHEREAS, pursuant to Section 10.9 of the LLC Agreement, the LLC Agreement may be amended only by a written instrument approved by a Member Vote; and pursuant to Section 1.1 of the LLC Agreement, the term, "Member Vote" is defined to mean "the approval by those Class A Members who, in the aggregate, have a Class A Unit Sharing Ratio in excess of 50%, together with the approval of those Class B Members who, in the aggregate, have a Class B Unit Sharing Ratio in excess of 50%"; and

     WHEREAS, as of the Effective Date: (i) Cherokee Energy Partners LLC is the sole Class A Member of the Company (and owns and holds 10,000 Class A Units); and (ii) the following constitute all of the Class B Members of the Company: (A) Quest Energy Service, Inc. (which owns and holds 196 Class B Units); (B) STP Cherokee, Inc. (which owns and holds 3,726 Class B Units); (C) Ponderosa Gas Pipeline Company, Inc. (which owns and holds 335 Class B Units); (D) Quest Oil & Gas, Corporation (which owns and holds 4,790 Class B Units); (E) Producers Service, Incorporated (which owns and holds 71 Class B Units), and (F) J-W Gas Gathering, L.L.C. (which owns and holds 882 Class B Units); and

     WHEREAS, this Amendment shall be effective to amend the LLC Agreement, and shall be binding on all of the Members, upon the execution and delivery hereof by Cherokee Energy


                               Exhibit 2 - Page 1

Partners LLC (the sole Class A Member), together with those Class B Members who, in the aggregate, have a Class B Unit Sharing Ratio in excess of 50%.

     NOW, THEREFORE, in accordance with the terms of the LLC Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:

      1.  Section 1.1.

          (a)  Definition  of Class A Member  IRR.  The  definition  of "Class A
     Member IRR" in Section 1.1 of the LLC Agreement is hereby amended and restated in its entirely to read as follows:

           "Class A Member IRR" means, as of any date of distribution, the per annum discount rate at which the sum of the following cash flows is equal to zero (assuming discounting on the basis of a year of 365 days and actual days elapsed): (i) the aggregate amount of capital contributed, and loans made, by the Class A Member and its Affiliates (including all Subordinated Notes issued pursuant to the Subordinated Note Agreement, as amended, and all amounts made available to pay fees and expenses to the Class A Member or its Affiliates) directly to the Company (each of which amounts will be deemed to be negative for purposes of this calculation) and (ii) (A) the aggregate amount of equity distributions, and payments made in respect of loans, by the Company directly to the Class A Member or its Affiliates minus (B) any distributions made pursuant to Section 5.4(c). The equity distributions and payments in (ii)(A) above exclude the aggregate fees and reimbursed expenses paid by the Company, directly or indirectly, to the Class A Member or its Affiliates. The "Class A Member IRR" will be calculated using the "XIRR" function in Microsoft Excel 2000 or an equivalent function in another software package.

          (b) Definition of Early Liquidation Event. The definition of "Early Liquidation Event" in Section 1.1 of the LLC Agreement is hereby amended and restated in its entirely to read as follows:

           "Early Liquidation Event" means a Dissolution Event that occurs on or before three years after the Second Closing (as defined in the Subordinated Note Agreement) or the acceleration of the Loans (as defined in the Subordinated Notes) or exercise of other remedies by the Senior Lenders (as defined in the Subordinated Notes) under the
           Superior   Loan   Documents   (as  defined  in  the
           Subordinated Notes)."

          (c) Definition of Make Whole Payment. The definition of "Make Whole Payment" in Section 1.1 of the LLC Agreement is hereby amended by replacing the word "150%" with "140%".


                               Exhibit 2 - Page 2

     2. Section 5.4(a)(iii). Section 5.4(a)(iii) of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

           "(iii) Then, an amount up to 10 percent of the Net Cash Flow shall be distributed (A) 0% to the Class A Members in proportion to their respective Class A Unit Sharing Ratios, and (B) 100 percent to the Class B Members in proportion to their respective Class B Unit Sharing Ratios; "

     3. Section 5.4(b)(iv). Section 5.4(b)(iv) of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

           "(iv)thereafter,  Net Cash Flow will be distributed
           (A) 35 percent to the Class A Members in proportion to their Class A Unit Sharing Ratios, and (B) 65 percent to the Class B Members in proportion to their respective Class B Unit Sharing Ratios."

     4. Ratification. Except as amended by this Amendment, all of the terms and provisions of the LLC Agreement (including, without limitation, all exhibits thereto) are hereby ratified and affirmed in all respects and are incorporated herein by reference.

     5. Counterparts. This Amendment may be executed in one or more counterparts (including faxed or electronic counterparts), all of which shall be considered one and the same agreement, and shall become effective, as described above, when one or more counterparts hereof have been signed and delivered by the minimum number of Members necessary to amend the LLC Agreement.


                               Exhibit 2 - Page 3

     IN WITNESS WHEREOF, the undersigned Members have executed this Amendment on the respective dates set forth below their signatures, but effective for all purposes as of the Effective Date.

                                                                  CLASS A UNIT
CLASS A MEMBERS:                               CLASS A UNITS:    SHARING RATIOS:
---------------                                -------------     --------------

CHEROKEE ENERGY PARTNERS LLC                10,000 Class A Units      100%

By:
   -------------------------
Name:
     -----------------------
Title:
      ----------------------
Execution Date:
               -------------


                                                                  CLASS B UNIT
CLASS B MEMBERS:                               CLASS B UNITS:    SHARING RATIOS:
---------------                                -------------     --------------

QUEST ENERGY SERVICE, INC.                     196 Class B Units      1.96%

By:
   -----------------------
Name:
     ---------------------
Title:
      --------------------
Execution Date:
               -----------

                                                                  CLASS B UNIT
                                               CLASS B UNITS:    SHARING RATIOS:
                                               -------------     --------------

STP CHEROKEE, INC.                          3,276 Class B Units      37.26%

By:
   -----------------------
Name:
     ---------------------
Title:
      --------------------
Execution Date:
               -----------

PONDEROSA GAS PIPELINE COMPANY, INC.             335 Class B          3.35%

By:
   -----------------------
Name:
     ---------------------
Title:
      --------------------
Execution Date:
               -----------

                               Exhibit 2 - Page 4

QUEST OIL & GAS CORPORATION                    4,790 Class B Units   47.9%

By:
   -----------------------
Name:
     ---------------------
Title:
      --------------------
Execution Date:
               -----------


PRODUCERS SERVICE, INCORPORATED                   71 Class B Units    0.71%

By:
   -----------------------
Name:
     ---------------------
Title:
      --------------------
Execution Date:
               -----------

J-W GAS GATHERING, L.L.C.                        882 Class B Units    8.82%

By:
   -----------------------
Name:
     ---------------------
Title:
      --------------------
Execution Date:
               -----------

                               Exhibit 2 - Page 5

                                                                       EXHIBIT 3
                                                                       ---------

                      FORM OF FOURTH CLOSING LLC AMENDMENT

                                    AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                               QUEST CHEROKEE, LLC


     This Amendment to the Amended and Restated Limited Liability Company Agreement of Quest Cherokee, LLC (this "Amendment"), dated as of _________ __, 200__ (the "Effective Date"), is by and among the Members of Quest Cherokee, LLC, a Delaware limited liability company (the "Company").

     WHEREAS, reference is herein made to that certain Amended and Restated Limited Liability Company Agreement of Quest Cherokee, LLC, dated as of December 22, 2003 (as amended prior to the Effective Date, the "LLC Agreement"), by and among the Members of the Company; and

     WHEREAS, all capitalized terms used but not otherwise defined herein shall have the meanings attributed to them in the LLC Agreement; and

     WHEREAS, the Members wish to amend the LLC Agreement as set forth in this Amendment; and

     WHEREAS, pursuant to Section 10.9 of the LLC Agreement, the LLC Agreement may be amended only by a written instrument approved by a Member Vote; and pursuant to Section 1.1 of the LLC Agreement, the term, "Member Vote" is defined to mean "the approval by those Class A Members who, in the aggregate, have a Class A Unit Sharing Ratio in excess of 50%, together with the approval of those Class B Members who, in the aggregate, have a Class B Unit Sharing Ratio in excess of 50%"; and

     WHEREAS, as of the Effective Date: (i) Cherokee Energy Partners LLC is the sole Class A Member of the Company (and owns and holds 10,000 Class A Units); and (ii) the following constitute all of the Class B Members of the Company: (A) Quest Energy Service, Inc. (which owns and holds 196 Class B Units); (B) STP Cherokee, Inc. (which owns and holds 3,726 Class B Units); (C) Ponderosa Gas Pipeline Company, Inc. (which owns and holds 335 Class B Units); (D) Quest Oil & Gas, Corporation (which owns and holds 4,790 Class B Units); (E) Producers Service, Incorporated (which owns and holds 71 Class B Units), and (F) J-W Gas Gathering, L.L.C. (which owns and holds 882 Class B Units); and

     WHEREAS, this Amendment shall be effective to amend the LLC Agreement, and shall be binding on all of the Members, upon the execution and delivery hereof by Cherokee Energy


                        Exhibit 3 - Page 1

Partners LLC (the sole Class A Member), together with those Class B Members who, in the aggregate, have a Class B Unit Sharing Ratio in excess of 50%.

     NOW, THEREFORE, in accordance with the terms of the LLC Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:

     1. Section 1.1 (Definition of Subordinated Note). The definition of "Subordinated Note" in Section 1.1 of the LLC Agreement is hereby amended by replacing the word "150%" with "140%".

           "Subordinated Note" (whether one or more) means the 20 percent notes issued by the Company pursuant to the terms of the Subordinated Note Agreement.

     2. Section 5.4(a)(iii). Section 5.4(a)(iii) of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

           "(iii) Then, an amount up to 5 percent of the Net Cash Flow shall be distributed (A) 0% to the Class A Members in proportion to their respective Class A Unit Sharing Ratios, and (B) 100 percent to the Class B Members in proportion to their respective Class B Unit Sharing Ratios; "

     3. Section 5.4(b)(iv). Section 5.4(b)(iv) of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

           "(iv)thereafter, Net Cash Flow will be distributed (A) 40 percent to the Class A Members in proportion to their Class A Unit Sharing Ratios, and (B) 60 percent to the Class B Members in proportion to their respective Class B Unit Sharing Ratios."

     4. Ratification. Except as amended by this Amendment, all of the terms and provisions of the LLC Agreement (including, without limitation, all exhibits thereto) are hereby ratified and affirmed in all respects and are incorporated herein by reference.

     5. Counterparts. This Amendment may be executed in one or more counterparts (including faxed or electronic counterparts), all of which shall be considered one and the same agreement, and shall become effective, as described above, when one or more counterparts hereof have been signed and delivered by the minimum number of Members necessary to amend the LLC Agreement.


                               Exhibit 3 - Page 2

     IN WITNESS WHEREOF, the undersigned Members have executed this Amendment on the respective dates set forth below their signatures, but effective for all purposes as of the Effective Date.

                                                                  CLASS A UNIT
CLASS A MEMBERS:                               CLASS A UNITS:    SHARING RATIOS:
---------------                                -------------     --------------

CHEROKEE ENERGY PARTNERS LLC               10,000 Class A Units       100%

By:
   -----------------------
Name:
     ---------------------
Title:
      --------------------
Execution Date:
               -----------


                                                                  CLASS B UNIT
CLASS B MEMBERS:                               CLASS B UNITS:    SHARING RATIOS:
---------------                                -------------     --------------

QUEST ENERGY SERVICE, INC.                    196 Class B Units       1.96%

By:
   -----------------------
Name:
     ---------------------
Title:
      --------------------
Execution Date:
               -----------

                                                                  CLASS B UNIT
                                               CLASS B UNITS:    SHARING RATIOS:
                                               -------------     --------------

STP CHEROKEE, INC.                          3,276 Class B Units      37.26%

By:
   -----------------------
Name:
     ---------------------
Title:
      --------------------
Execution Date:
               -----------

PONDEROSA GAS PIPELINE COMPANY, INC.          335 Class B Units       3.35%

By:
   -----------------------
Name:
     ---------------------
Title:
      --------------------
Execution Date:
               -----------

                               Exhibit 3 - Page 3

QUEST OIL & GAS CORPORATION                 4,790 Class B Units      47.9%

By:
   -----------------------
Name:
     ---------------------
Title:
      --------------------
Execution Date:
               -----------

PRODUCERS SERVICE, INCORPORATED                71 Class B Units       0.71%

By:
   -----------------------
Name:
     ---------------------
Title:
      --------------------
Execution Date:
               -----------

J-W GAS GATHERING, L.L.C.                     882 Class B Units       8.82%

By:
   -----------------------
Name:
     ---------------------
Title:
      --------------------
Execution Date:
               -----------




                               Exhibit 3 - Page 4